                           ASSURENET PATHWAYS, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary M. Ford and Robert B. Edwards, Jr., and each or either of them, as proxies of the undersigned with full power of substitution to vote all shares of capital stock of AssureNet Pathways, Inc., a California corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "AssureNet Special Meeting") of the Company, to be held on [Day of Week], March [Day], 1997, 8:00 a.m., local time, at the office of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, and any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting of Shareholders.


     (1)  FOR     AGAINST     ABSTAIN WITH RESPECT TO     the proposal
              ---         ---                         ---
to approve and adopt (i) an amendment of the Company's Articles of Incorporation designed to facilitate the payment to holders of the Company's Common Stock of the consideration provided for in the Agreement and Plan of Merger, dated as of
January 6, 1997, as amended as of February   , 1997 (the "Merger Agreement"),
                                           --
among the Company, AXENT Technologies, Inc., a Delaware corporation ("AXENT") and Axquisition, Inc., a wholly-owned subsidiary of AXENT (the "Merger Subsidiary"), (ii) the Merger Agreement and (iii) the merger of the Company with and into the Merger Subsidiary (the "Merger"), whereupon the Merger Subsidiary will remain as a surviving wholly-owned subsidiary of AXENT, as described in the accompanying Prospectus/Proxy Statement.

     (2)  Discretionary authority is hereby GRANTED      WITHHELD     to vote
                                                    ---           ---
for or against such other proposals which are not listed herein, as may come before the meeting and any and all adjournments thereof, hereby ratifying all acts of said proxies or their substitutions thereunder.



                           [SIGNATURE ON NEXT PAGE]
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     The shares represented by this Proxy will be voted on Items (1) and (2) in accordance with the instructions given above. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM ONE AND DISCRETIONARY AUTHORITY WILL BE GRANTED.


Dated             , 1997
      ------------


NUMBER OF SHARES OF STOCK HELD:

                    Shares of Common Stock (on an as issued basis)
  -----------------

                    Shares of Series A Preferred Stock (on an as issued basis)
  -----------------

                    Shares of Series B Preferred Stock (on an as issued basis)
  -----------------

                    Shares of Series C Preferred Stock (on as issued basis)
  -----------------


NAME OF SHAREHOLDER:


     ----------------------------------------
     Print Name


     ----------------------------------------
     Signature


     (Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When shares are held by the same person in different forms (e.g., singly and jointly with a spouse) a separate Proxy should be executed for each separate certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnreship, please sign in partnership name by authorized person.)

SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND RETURN THIS PROXY
                                    ---------------------------------------
PROMPTLY IN THE ENCLOSED ENVELOPE BY [DAY OF WEEK], [MONTH] [DAY], 1997.*
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ATTENDANCE OF SHAREHOLDERS AT THE MEETING IS NOT REQUIRED.  SHAREHOLDERS ARE
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URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH
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REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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     *Mail to:   Brobeck, Phleger & Harrison LLP
                 Two Embarcadero Place
                 2200 Geng Road
                 Palo Alto, California  94303
                 Attn: Valerie Russell, Esq.